As filed with the Securities and Exchange Commission on March 24, 2026.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STAR EQUITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3547281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101

Old Greenwich, CT 06870

(203) 489-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jeffrey E. Eberwein

Chief Executive Officer

Star Equity Holdings, Inc.

53 Forest Avenue, Suite 101

Old Greenwich, CT 06870

(203) 489-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam W. Finerman

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, New York 10111

(212) 589-4233

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•

a base prospectus to be used in connection with offerings and sales by the Registrant from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $25,000,000 (the “Shelf Prospectus”);

•

a resale prospectus to be used in connection with the potential resale by the selling stockholder named therein of up to and aggregate of 1,014,056 outstanding shares of Common Stock and 787,217 outstanding shares of Preferred Stock (the “Selling Stockholder Prospectus”).

The Shelf Prospectus immediately follows after this explanatory note. The specific terms of any securities to be offered pursuant to the Shelf Prospectus will be set forth in one or more prospectus supplements to the base prospectus.

The Selling Stockholder Prospectus immediately follows the Shelf Prospectus. The 1,014,056 shares of our Common Stock and 787,217 shares of our Preferred Stock which may be offered from time to time by the selling stockholder named therein were acquired by such selling stockholder in various manners as follows:

•

287,631 of the common shares were acquired by the selling stockholder on December 8, 2025 pursuant to a securities exchange agreement with Star Equity Holdings, Inc., formerly known as Hudson Global Inc. (“Star” or the “Company”), pursuant to which the selling stockholder purchased from the Company, 287,631 shares of Company Common Stock, at a purchase price per share of Common Stock of $10.43, equal to the consolidated closing bid price of the Common Stock. In exchange for the Purchased Shares, the selling stockholder transferred 320,855 shares of Company 10.0% Series A Cumulative Perpetual Preferred Stock to the Company.

•

Of the common shares held by selling stockholder, 2,416 shares held through the Company’s transfer agent reflect shares omitted from the S-4 registration that were issued at the time of the closing of the Merger by and among the Company, Star Operating Companies, Inc., formerly known as Star Equity Holdings, Inc. (“Star Operating Companies”), and HSON Merger Sub, Inc., a wholly owned subsidiary of Star (“Merger Sub”).

•

In addition to the shares described above, the selling stockholder acquired the other of its common shares through open market purchases and other transactions effected from time to time in the ordinary course.

•

The 787,217 preferred shares were acquired by the selling stockholder as part of the Merger Agreement dated May 21, 2025, by and among Star, Star Operating Companies, and Merger Sub,. Pursuant to the terms of the Merger Agreement, at the effective time of the merger, (i) each share of Common Stock of Star Operating Companies issued and outstanding immediately prior to the effective time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star Common Stock and (ii) each share of Preferred Stock of Star Operating Companies issued and outstanding immediately prior to the effective time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star 10% Series A Cumulative Perpetual Preferred Stock (“Star Series A Preferred Stock”). At the effective time, the selling stockholder received in exchange for his ownership interest in Star Operating Companies (i) 188,686 shares of Star Common Stock, (ii) 1,182,414 shares of Star Series A Preferred Stock, (iii) warrants immediately exercisable into 49,450 shares of Star Common Stock, (iv) 1,415 restricted stock units each representing the right to receive, at settlement, one share of Common Stock, and (v) 1,720 restricted stock units each representing the right to receive, at settlement, one share of Hudson Preferred Stock.

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 24, 2026

PROSPECTUS

STAR EQUITY HOLDINGS, INC.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

This prospectus provides a general description of the Common Stock, Preferred Stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, and units that we may offer from time to time.

Each time we offer and sell securities, we will file a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. Each supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell these securities to or through one or more agents, underwriters, dealers, or other third parties, “at the market,” to or through a market maker, into an existing trading market, or otherwise directly to one or more purchasers on a continuous or delayed basis or through a combination of methods of sale. If agents, underwriters, or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds from the sale of such securities will also be set forth in a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,000.

Our Common Stock and Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively. On March 23, 2026, the last reported sale price of our Common Stock was $9.69 per share and our Preferred Stock was $10.07 per share.

We are eligible to use Form S-3 pursuant to General Instruction I.B.6 of Form S-3. As of March 20, 2026, the aggregate market value of our voting and non-voting Common Stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was approximately $28.59 million, which was calculated based on 3,714,547 shares of our Common Stock outstanding of which 2,543,858 are held by non-affiliates and at a price of $11.24 per share, the closing price of our Common Stock on January 28, 2026, which was the highest closing sale price of our Common Stock on the Nasdaq Global Select Market within 60 days of the filing date of this registration statement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Stock held by non-affiliates is less than $75.0 million. We have sold no shares of Common Stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $9.53 million of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	Common Stock;

•	Preferred Stock;

•	debt securities, which may be senior or subordinated and secured or unsecured;

•	depositary shares;

•	warrants entitling the holders to purchase Common Stock, Preferred Stock or debt securities;

•	subscription rights;

•	purchase contracts; and

•	units

We may sell these securities either separately or in units. The Preferred Stock may be convertible into shares of our Common Stock or another series of Preferred Stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchasers of our securities regarding the legality of an investment in our securities by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in our securities.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Star,” “Star Equity,” or the “Company” refer to Star Equity Holdings, Inc. and, where appropriate, its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. These forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus, any prospectus supplement and any related free writing prospectus, or the documents incorporated by reference herein.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) risks related to evolving ESG and DEI rules and regulations, (43) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (44) the adverse impacts of cybersecurity threats and attacks, and (45) risks related to the use of new and evolving technologies; and the risks identified under “Risk Factors” described or incorporated by reference in this prospectus.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other sections of this prospectus and the documents incorporated by reference herein describe additional factors that could adversely affect our business, financial condition or results of operations. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we, ““us,” “our,” the “Company,” “Star,” “Star Equity,” and similar terms refer to Star Equity Holdings, Inc. and its consolidated subsidiaries.

Overview

Star Equity Holdings, Inc. (“Star Equity,” “Star,” the “Company,” “we,” or “our,” formerly known as Hudson Global, Inc. (“Hudson”)) is a diversified multi-industry holding company operating through four reportable segments: Building Solutions, Business Services, Energy Services, and Investments. Our Common Stock and 10% Series A Cumulative Perpetual Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively.

The Building Solutions segments operates in the construction industry. The Business Services segments, which consists of Hudson Talent Solutions, LLC (“HTS”), delivers customized recruitment and contracting solutions to mid-to-large multinational companies, including Recruitment Process Outsourcing (“RPO”), project-based RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and managed service provider (“MSP”) services. The Energy Services segments consists of Alliance Drilling Tools, Inc. (“ADT”), which manufactures and supplies specialized drilling tools and downhole equipment used in directional drilling and other oil and gas well construction applications. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies.

Merger

On August 22, 2025, Star completed its previously announced acquisition of Star Operating Companies pursuant to the Merger Agreement by and among Star, SOC and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time (the “Effective Time”) of the closing of the transaction pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into SOC, with SOC continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Star. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of Common Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star Common Stock and (ii) each share of Preferred Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star Preferred Stock. As a result of the Merger, former SOC Common Stockholders received approximately 744,291 shares of Star Common Stock for their SOC common shares and former SOC stockholders received approximately 2,690,637 shares of Star Series Preferred Stock. No fractional shares of Star Common Stock were issued in the Merger, and SOC stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of SOC restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time was converted into Star RSUs issued under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended (the “Plan”), in accordance with the Merger Agreement.

Amendment to Certificate of Incorporation

On September 4, 2025, Star Equity filed a certificate of amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as Amended (the “Charter”), to change the name of the Company from Hudson Global, Inc. to Star Equity Holdings, Inc. (the “Name Change”). The Name Change was approved by the Company’s Board of Directors (the “Board”) on September 2, 2025, and became effective at 12:01 a.m. (Eastern Time) on September 5, 2025.

Strategy

Star Equity Holdings, Inc. operates as a diversified holding company. Corporate management focuses on capital allocation, strategic oversight, mergers and acquisitions, capital markets activities, investor relations, and oversight of the Investments segment. Operating subsidiaries are responsible for day-to-day operations, organic growth initiatives, and operational performance.

The Company periodically evaluates strategic alternatives intended to enhance its market position, improve profitability, generate liquidity, and increase shareholder value. Such alternatives may include organic growth initiatives, selective acquisitions, divestitures, business combinations, equity offerings, debt financings, and corporate restructurings. The timing and structure of any such transactions depend on market conditions, available capital, valuation considerations, and other relevant factors.

Operating Businesses

The Company operates in markets that management believes offer opportunities for growth. The principal elements of the Company’s growth strategy include the following:

1. Organic growth from our core businesses. The Company operates in markets and geographies that management believes provide opportunities for growth in its core businesses. The Company’s primary focus is on markets in which it currently maintains a presence, allowing it to leverage existing personnel, infrastructure, and brand recognition.

2. Expansion of Service Offerings. The Company evaluates opportunities to broaden its service offerings to better serve its customer base, including expansion into adjacent market segments and complementary services.

3. Acquisition of complementary businesses. The Company intends to continue to evaluate complementary businesses that meet its financial and strategic acquisition criteria. Potential targets may include small public and private companies that can be integrated into the Company’s existing platform, as well as larger, more transformative transactions, subject to assessments of value, risk, and expected return. The timing and structure of any such transactions will depend on market conditions, availability of capital, valuation considerations, and other relevant factors. The Company does not intend to pursue transactions unless management determines that the anticipated post-transaction value creation is favorable to stockholders.

Segments

The Company operates four segments: Building Solutions, Business Services, Energy Services, and Investments. Building Solutions includes KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”), Glenbrook Building Supply, Inc. (“Glenbrook”) (together, “EBGL”), and Timber Technologies Solutions, Inc. (“TT”), which manufacture modular buildings, structural wall panels, engineered wood products, and glue-laminated timber for residential, commercial, and industrial markets. The Business Services segment consists of Hudson Talent Solutions (“HTS”) and provides RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and MSP services across twenty one countries across three geographic regions: the Americas, Asia Pacific, and Europe, Middle East, and Africa. The Energy Services consists of ADT, a Wyoming- and Texas-based provider of downhole drilling tools and services to the oil and gas, geothermal, mining, and waterwell sectors, with a cost structure that allows most variable costs to be passed through to customers. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies

Our reportable segments are based upon our internal organizational structure, the manner in which our operations are managed, the criteria used by our Chief Executive Officer (Chief Operating Decision Maker) to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

We continue to explore all strategic alternatives to maximize value for the Company’s stockholders, including without limitation, improving the market position and profitability of our services in the marketplace, and enhancing our valuation. We may pursue our goals through organic growth, strategic initiatives, or other alternatives. Additionally, we will continue to monitor capital markets for opportunities to repurchase shares, and consider other actions designed to enhance value to our stockholders, as well as review information regarding potential acquisitions or combinations, and provide information to third parties regarding potential dispositions of assets or business lines, from time to time.

We continue to explore strategic alternatives to maximize value for the Company’s stockholders, including, without limitation, improving the market position and profitability of our services and enhancing our valuation. We may pursue these objectives through organic growth, strategic initiatives, or other alternatives.

In addition, we will continue to monitor capital markets for opportunities to repurchase shares and consider other actions designed to enhance stockholder value. From time to time, we also review potential acquisition or business combination opportunities and may provide information to third parties regarding potential dispositions of assets or business lines.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2003. Our principal executive office is located at 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870, and our telephone number is (203) 489-9500. Our website is www.starequity.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our Common Stock.

The Securities That May Be Offered

We may offer or sell Common Stock, Preferred Stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,0000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable prospectus supplement. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our Common Stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our Common Stock. Holders of our Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of Preferred Stockholders. We have not paid dividends in the last few years and have no plans to pay dividends. Each holder of Common Stock is entitled to one vote per share. The holders of Common Stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of Preferred Stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Common Stock.

Debt Securities

We may offer one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The debt securities may be issued in one or more series with the same or various maturities at par, at premium or at a discount. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt not to be senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the form of indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Depositary Shares

We may issue fractional shares of Preferred Stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Common Stock.

Warrants

We may offer warrants for the purchase of Common Stock, Preferred Stock or debt securities. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these known or unknown risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. Net proceeds may be temporarily invested prior to use. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock since our 2018 fiscal year. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends on our Common Stock in the foreseeable future. In addition, pursuant to the Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock (the “Certificate of Designations”), so long as any of our 10% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our Common Stock as long as any dividends due on the Series A Preferred Stock remain unpaid.

The payment of dividends on our Common Stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

Holders of shares of our Series A Preferred Stock are entitled to receive, when, as, and if, authorized by the Company’s board of directors (or a duly authorized committee of the Company’s board of directors) and declared by the Company out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10% per annum of the liquidation preference of $10 per share. Dividends are payable quarterly, in arrears, by the last calendar day of March, June, September and December to holders of record at the close of business on the first day of each payment month. As of March 24, 2026, we are current on our preferred dividend payments.

DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws, as amended (“Bylaws”), copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

General

As of the date of this prospectus, our authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of March 20, 2026, we had 3,714,547 shares of our Common Stock issued and outstanding, and 2,369,782 shares of Preferred Stock issued and outstanding.

Common Stock

Authorized Common Stock

The Company is authorized to issue up to 20,000,000 shares of Common Stock.

Voting Rights and Liquidation Rights

Each share of Common Stock is entitled to one vote on all matters. No holder of Common Stock has preemptive or other rights to subscribe for additional shares of Common Stock. In the event of our liquidation, dissolution or winding up, holders of the shares of Common Stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our Preferred Stock.

Dividends

Each share of Common Stock is entitled to dividends if, as and when dividends are declared by the Board and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our Common Stock. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, (a) 8,000,000 shares of which have been designated as 10% Series A Cumulative Perpetual Preferred Stock (“Preferred Stock”), (b) 1,000,000 shares of which have been designated as Series A Junior Participating Preferred Stock, and (c) 1,000,000 shares of which have been designated as Series B Junior Participating Preferred Stock, pursuant to the Certificate of Designations, 2,369,782 shares, 0 shares and 0 shares of which are respectively outstanding. Additional shares of Series A Preferred Stock may be issued by the Company’s Board of Directors up to an aggregate of 8,000,000 shares outstanding. The Company’s Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to fix for each such series such voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as determined by the Board.

The issuance of any such Preferred Stock could adversely affect the rights of the holders of our Common Stock and therefore, reduce the value of the Common Stock. The ability of the Board to issue Preferred Stock could discourage, delay, or prevent a takeover of us.

Series A Preferred Stock

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks (i) senior to the Common Stock of the Company, and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Company) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

The full terms are set forth in the Certificate of Designation for the 10.0% Series A Cumulative Perpetual Preferred Stock.

Stock Exchange Listing

The Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRR.” The Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRRP.”

Transfer Agent and Registrar

The Company’s transfer agent and registrar for the Common Stock is Computershare, Inc., 150 Royall Street, Suite 101, Canton, MA 0202.

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws provide for the following:

Stockholder Meetings. Our Bylaws provide that in general a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors, or our Chief Executive Officer. A shareholder of at least 30% of the voting power of the outstanding voting stock, may also make a demand to call a special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s outstanding voting stock within three years prior to the determination of interested stockholder status.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. We may issue debt securities that are convertible into shares of our Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). In addition, any changes to the description below also will be set forth in the applicable prospectus supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on the debt securities will be made;

•

if payments of principal of, or premium or interest on the debt securities will be made in one or more currencies or currency units other than those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its assets or properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to add to, change or eliminate any provision of the indenture or the debt securities of any series in accordance with the Trust Indenture Act, or to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of the indenture or the debt securities of any series relating to transfers or exchanges of the debt securities of such series or beneficial interests in such securities; or

•

to conform any provision of the indenture, insofar as it relates to the debt securities of any series, to the description of the debt securities of such series in the prospectus supplement relating to the offering of the debt securities of such series.

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on those debt securities and to institute suit for the enforcement of any such payment; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon, such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of Preferred Stock, or depositary shares, rather than full shares of Preferred Stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction of a share of a particular series of Preferred Stock, to be described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the Preferred Stock represented by the depositary share, in proportion to the applicable fractional interest in a share of Preferred Stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of Preferred Stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of Preferred Stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the Preferred Stock underlying the depositary shares to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying Preferred Stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, with our approval, the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of Preferred Stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the Preferred Stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to the holder, at the same time, a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of Preferred Stock upon surrender of depositary receipts. Holders of Preferred Stock so withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, so long as we have paid in full to the depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the Preferred Stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that Preferred Stock. The record date for the depositary receipts relating to the Preferred Stock will be the same date as the record date for the Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of Preferred Stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of Preferred Stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the Preferred Stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the Preferred Stock in connection with our dissolution and such

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of Preferred Stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, depositary shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, depositary shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will describe the following terms of any warrants:

The applicable prospectus supplement will describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, Preferred Stock, depositary shares or Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, Preferred Stock, depositary shares or Common Stock will be separately transferable;

•

the number of shares of Preferred Stock, the number of depositary shares or the number of shares of Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities, upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our Common Stock, Preferred Stock, warrants or debt securities, or units consisting of some or all of these securities, which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because the agreements, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any debt securities, Common Stock, Preferred Stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings into an existing trading market, subscription rights offering, or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers or a combination of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our Common Stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of Common Stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of Common Stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of Common Stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Common Stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Baker & Hostetler LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Star Equity Holdings, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Registration Statement on Form S-3, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.starequity.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 20, 2026;

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870, Attn: Corporate Secretary or may be made telephonically at (203) 489-9500.

We maintain a website at www.starequity.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

PROSPECTUS

March 24, 2026

The information in this selling stockholder prospectus is not complete and may be changed. The Selling Stockholder named in this selling stockholder prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This selling stockholder prospectus is not an offer to sell these securities described and is not soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 24, 2026

PROSPECTUS

STAR EQUITY HOLDINGS, INC.

1,014,056 shares of Common Stock

787,217 shares of Preferred Stock

The selling stockholder named in this prospectus may use this prospectus to offer and resell from time to time up to an aggregate of (i) 1,014,056 shares of our Common Stock, par value $0.001 per share and (ii) 787,217 shares of our Preferred Stock, par value $0.001 per share. The common shares and preferred shares are collectively referred to herein as the “Shares”.

We are not selling any shares of our Common Stock or Preferred Stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholder.

The selling stockholder may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 17 of this prospectus. For information on the selling stockholder, see the section entitled “Selling Stockholder” on page 14 of this prospectus. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares covered by this prospectus will be borne by the selling stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC” or the “Commission”).

Our Common Stock and Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively. On March 23, 2026, the last reported sale price of our Common Stock was $9.69 per share and our Preferred Stock was $10.07 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 8 of this prospectus before investing.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2026

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC. Under this registration statement, the selling stockholder may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has the selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Star Equity,” “Star,” or the “Company” refer to Star Equity Holdings, Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. These forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus, any prospectus supplement and any related free writing prospectus, or the documents incorporated by reference herein.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) risks related to evolving ESG and DEI rules and

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regulations, (43) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (44) the adverse impacts of cybersecurity threats and attacks, and (45) risks related to the use of new and evolving technologies; and the risks identified under “Risk Factors” described or incorporated by reference in this prospectus.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other sections of this prospectus and the documents incorporated by reference herein describe additional factors that could adversely affect our business, financial condition or results of operations. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our Common Stock or Preferred Stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

Overview

Star Equity Holdings, Inc. (“Star Equity,” “Star,” the “Company,” “we,” or “our,” formerly known as Hudson Global, Inc. (“Hudson”)) is a diversified multi-industry holding company operating through four reportable segments: Building Solutions, Business Services, Energy Services, and Investments. Our Common Stock and 10% Series A Cumulative Perpetual Preferred Stock are listed on the Nasdaq Global Select Market under the symbols “STRR” and “STRRP,” respectively.

The Building Solutions segment operates in the construction industry. The Business Services segment, which consists of Hudson Talent Solutions, LLC (“HTS”), delivers customized recruitment and contracting solutions to mid-to-large multinational companies, including Recruitment Process Outsourcing (“RPO”), project-based RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and managed service provider (“MSP”) services. The Energy Services segment consists of Alliance Drilling Tools, Inc. (“ADT”), which manufactures and supplies specialized drilling tools and downhole equipment used in directional drilling and other oil and gas well construction applications. The Investments segment holds and manages certain corporate-owned real estate assets and investments in a limited number of publicly traded and private companies.

Merger

On August 22, 2025, Star completed its previously announced acquisition of SOC pursuant to the Merger Agreement, by and among Star, SOC and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time (the “Effective Time”) of the closing of the transaction pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into SOC, with SOC continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Star. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of Common Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star Common Stock and (ii) each share of Preferred Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star Preferred Stock (“Preferred Stock”). As a result of the Merger, former SOC Common Stockholders received approximately 744,291 shares of Star Common Stock for their SOC common shares and former SOC stockholders received approximately 2,690,637 shares of Star Series Preferred Stock. No fractional shares of Star Common Stock were issued in the Merger, and SOC stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of SOC restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time was converted into Star RSUs issued under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended (the “Plan”), in accordance with the Merger Agreement.

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Amendment to Certificate of Incorporation

On September 4, 2025, Star Equity filed a certificate of amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as Amended (the “Charter”), to change the name of the Company from Hudson Global, Inc. to Star Equity Holdings, Inc. (the “Name Change”). The Name Change was approved by the Company’s Board of Directors (the “Board”) on September 2, 2025, and became effective at 12:01 a.m. (Eastern Time) on September 5, 2025.

Strategy

Star Equity Holdings, Inc. operates as a diversified holding company. Corporate management focuses on capital allocation, strategic oversight, mergers and acquisitions, capital markets activities, investor relations, and oversight of the Investments segment. Operating subsidiaries are responsible for day-to-day operations, organic growth initiatives, and operational performance.

The Company periodically evaluates strategic alternatives intended to enhance its market position, improve profitability, generate liquidity, and increase shareholder value. Such alternatives may include organic growth initiatives, selective acquisitions, divestitures, business combinations, equity offerings, debt financings, and corporate restructurings. The timing and structure of any such transactions depend on market conditions, available capital, valuation considerations, and other relevant factors.

Operating Businesses

The Company operates in markets that management believes offer opportunities for growth. The principal elements of the Company’s growth strategy include the following:

1. Organic growth from our core businesses. The Company operates in markets and geographies that management believes provide opportunities for growth in its core businesses. The Company’s primary focus is on markets in which it currently maintains a presence, allowing it to leverage existing personnel, infrastructure, and brand recognition.

2. Expansion of Service Offerings. The Company evaluates opportunities to broaden its service offerings to better serve its customer base, including expansion into adjacent market segments and complementary services.

3. Acquisition of complementary businesses. The Company intends to continue to evaluate complementary businesses that meet its financial and strategic acquisition criteria. Potential targets may include small public and private companies that can be integrated into the Company’s existing platform, as well as larger, more transformative transactions, subject to assessments of value, risk, and expected return. The timing and structure of any such transactions will depend on market conditions, availability of capital, valuation considerations, and other relevant factors. The Company does not intend to pursue transactions unless management determines that the anticipated post-transaction value creation is favorable to stockholders.

Segments

The Company operates four segments: Building Solutions, Business Services, Energy Services, and Investments. Building Solutions includes KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”), Glenbrook Building Supply, Inc. (“Glenbrook”) (together, “EBGL”), and Timber Technologies Solutions, Inc. (“TT”), which manufacture modular buildings, structural wall panels, engineered wood products, and glue-laminated timber for residential, commercial, and industrial markets. The Business Services segment consists of Hudson Talent Solutions (“HTS”) and provides RPO, contingent workforce solutions, recruitment consulting, outsourced professional contract staffing, and MSP services across eighteen countries across three geographic regions: the

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Americas, Asia Pacific, and Europe, Middle East, and Africa. The Energy Services segment consists of ADT, a Wyoming- and Texas-based provider of downhole drilling tools and services to the oil and gas, geothermal, mining, and waterwell sectors, with a cost structure that allows most variable costs to be passed through to customers. The Investments segment manages corporate-owned real estate leased to operating subsidiaries and holds select minority investments in public and private companies.

Our reportable segments are based upon our internal organizational structure, the manner in which our operations are managed, the criteria used by our Chief Executive Officer (Chief Operating Decision Maker) to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

We continue to explore all strategic alternatives to maximize value for the Company’s stockholders, including without limitation, improving the market position and profitability of our services in the marketplace, and enhancing our valuation. We may pursue our goals through organic growth, strategic initiatives, or other alternatives. Additionally, we will continue to monitor capital markets for opportunities to repurchase shares, and consider other actions designed to enhance value to our stockholders, as well as review information regarding potential acquisitions or combinations, and provide information to third parties regarding potential dispositions of assets or business lines, from time to time.

We continue to explore strategic alternatives to maximize value for the Company’s stockholders, including, without limitation, improving the market position and profitability of our services and enhancing our valuation. We may pursue these objectives through organic growth, strategic initiatives, or other alternatives.

In addition, we will continue to monitor capital markets for opportunities to repurchase shares and consider other actions designed to enhance stockholder value. From time to time, we also review potential acquisition or business combination opportunities and may provide information to third parties regarding potential dispositions of assets or business lines.

Common Stock and Preferred Stock offered by the selling stockholder

The 1,014,056 shares of our Common Stock and 787,217 shares of our Preferred Stock which may be offered from time to time by the selling stockholder were acquired by such selling stockholder in various manners as follows:

287,631 of the common shares were acquired by the selling stockholder on December 8, 2025 pursuant to a securities exchange agreement with the Company, pursuant to which the selling stockholder purchased from the Company, 287,631 shares of Company Common Stock, at a purchase price per share of Common Stock of $10.43, equal to the consolidated closing bid price of the Common Stock. In exchange for the Purchased Shares, the selling stockholder transferred 320,855 shares of Company 10.0% Series A Cumulative Perpetual Preferred Stock to the Company.

Of the common shares held by selling stockholder, 2,416 shares held through the Company’s transfer agent reflect shares omitted from the S-4 registration that were issued at the time of the closing of the Merger by and among the Company, Star Operating Companies, Inc. (f/k/a Star Equity Holdings, Inc.), (“Star Operating Co.”), and HSON Merger Sub, Inc., a wholly owned subsidiary of Star (“Merger Sub”).

In addition to the shares described above, the selling stockholder acquired the other of its common shares through open market purchases and other transactions effected from time to time in the ordinary course.

The 787,217 preferred shares were acquired by the selling stockholder as part of the Merger Agreement dated May 21, 2025, by and among Star, Star Operating Co., and Merger Sub,. Pursuant to the terms of the Merger Agreement, at the effective time of the merger, (i) each share of common stock of Star Operating Co. issued and outstanding immediately prior to the effective time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star common stock and (ii) each

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share of preferred stock of Star Operating Co. issued and outstanding immediately prior to the effective time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star 10% Series A Cumulative Perpetual preferred stock (“Star Series A Preferred Stock”). At the effective time, the selling stockholder received in exchange for his ownership interest in Star Operating Co. (i) 188,686 shares of Star Common Stock, (ii) 1,182,414 shares of Star Series A Preferred Stock, (iii) warrants immediately exercisable into 49,450 shares of Star Common Stock, (iv) 1,415 restricted stock units each representing the right to receive, at settlement, one share of Common Stock, and (v) 1,720 restricted stock units each representing the right to receive, at settlement, one share of Hudson Preferred Stock.

Terms of this offering

The selling stockholder may sell the shares of Common Stock and Preferred Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 17.

Use of proceeds

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock or Preferred Stock by the selling stockholder under this prospectus. All proceeds from the sale of shares of Common Stock and Preferred Stock offered by this prospectus will be for the account of the selling stockholder.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus.

Nasdaq listing symbols

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “STRR.” Our Preferred Stock is listed on the Nasdaq Global Select Market under the symbol “STRRP.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2003. Our principal executive office is located at 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870, and our telephone number is (203) 489-9500. Our website is www.starequity.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 20,2026, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our Common Stock and Preferred Stock, including resale of the shares of Common Stock and Preferred Stock held by the selling stockholder in the public market, could adversely affect the prevailing market price.

This prospectus covers the resale of 1,014,056 shares of our Common Stock and 787,217 shares of our Preferred Stock held by the selling stockholder. Sales of substantial amounts of our Common Stock and Preferred Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock and Preferred Stock. We cannot predict if and when the selling stockholder may sell such shares in the public market.

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USE OF PROCEEDS

The net proceeds from any disposition of the Shares will be received by the selling stockholder. We will not receive any of the proceeds from any such Shares offered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws, as amended (“Bylaws”), copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

General

As of the date of this prospectus, our authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of March 20, 2026, we had 3,714,547shares of our Common Stock issued and outstanding, and 2,369,782 shares of Preferred Stock issued and outstanding.

Common Stock

Authorized Common Stock

The Company is authorized to issue up to 20,000,000 shares of Common Stock.

Voting Rights and Liquidation Rights

Each share of Common Stock is entitled to one vote on all matters. No holder of Common Stock has preemptive or other rights to subscribe for additional shares of Common Stock. In the event of our liquidation, dissolution or winding up, holders of the shares of Common Stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our Preferred Stock.

Dividends

Each share of Common Stock is entitled to dividends if, as and when dividends are declared by the Board and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our Common Stock. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, (a) 8,000,000 shares of which have been designated as 10% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) and (b) 1,000,000 shares of which have been designated as Series A Junior Participating Preferred Stock, and (c) 1,000,000 shares of which have been designated as Series B Junior Participating Preferred Stock, pursuant to the Certificate of Designations, 2,369,782 shares, 0 shares and 0 shares of which are respectively outstanding. Additional shares of Series A Preferred Stock may be issued by the Company’s Board of Directors up to an aggregate of 8,000,000 shares outstanding. The Company’s Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to fix for each such series such voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as determined by the Board.

The issuance of any such Preferred Stock could adversely affect the rights of the holders of our Common Stock and therefore, reduce the value of the Common Stock. The ability of the Board to issue Preferred Stock could discourage, delay, or prevent a takeover of us.

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Series A Preferred Stock

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks (i) senior to the Common Stock of the Company, and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 10.0% per annum of the $10.00 liquidation preference per share (equivalent to a fixed annual amount of $1.00 per share). Dividends on the Series A Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable quarterly in arrears on or before the last day of each of March, June, September and December (each, a “Dividend Payment Date”) or, if such date is not a Business Day (as defined below), on the immediately succeeding Business Day or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Company’s stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the first day of each of March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). The term “Business Day” shall mean any calendar day on which the Nasdaq Global Select Market is open for trading.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or otherwise required by law.

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Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive quarters (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders of the Company) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

The full terms are set forth in the Certificate of Designation for the 10.0% Series A Cumulative Perpetual Preferred Stock.

Stock Exchange Listing

The Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRR.” The Preferred Stock is listed on the Nasdaq Global Select Market under the trading symbol “STRRP.”

Transfer Agent and Registrar

The Company’s transfer agent and registrar for the Common Stock is Computershare, Inc., 150 Royall Street, Suite 101, Canton, MA 0202.

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws provide for the following:

Stockholder Meetings. Our Bylaws provide that in general a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors, or our Chief Executive Officer. A shareholder of at least 30% of the voting power of the outstanding voting stock, may also make a demand to call a special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging,

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under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s outstanding voting stock within three years prior to the determination of interested stockholder status.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

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SELLING STOCKHOLDER

The shares of Common Stock and Preferred Stock being offered by the selling stockholder, or the Shares, are those common shares and preferred shares issued to the selling stockholder in various manners as follows:

•

287,631 of the common shares were acquired by the selling stockholder on December 8, 2025 pursuant to a securities exchange agreement with the Company, pursuant to which the selling stockholder purchased from the Company, 287,631 shares of Company Common Stock, at a purchase price per share of Common Stock of $10.43, equal to the consolidated closing bid price of the Common Stock. In exchange for the Purchased Shares, the selling stockholder transferred 320,855 shares of Company 10.0% Series A Cumulative Perpetual Preferred Stock to the Company.

•

Of the common shares held by selling stockholder, 2,416 shares held through the Company’s transfer agent reflect shares omitted from the S-4 registration that were issued at the time of the closing of the Merger by and among Hudson Global, Inc., Star Equity Holdings, Inc., and HSON Merger Sub, Inc., a wholly owned subsidiary of Star.

•

In addition to the shares described above, the selling stockholder acquired the other of its common shares through open market purchases and other transactions effected from time to time in the ordinary course.

•

The 787,217 preferred shares were acquired by the selling stockholder as part of the Merger Agreement dated May 21, 2025, by and among Star, Star Operating Co., and Merger Sub,. Pursuant to the terms of the Merger Agreement, at the effective time of the merger, (i) each share of Common Stock of Star Operating Co. issued and outstanding immediately prior to the effective time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star Common Stock and (ii) each share of Preferred Stock of Star Operating Co. issued and outstanding immediately prior to the effective time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Star 10% Series A Cumulative Perpetual Preferred Stock (“Star Series A Preferred Stock”). At the effective time, the selling stockholder received in exchange for his ownership interest in Star Operating Co. (i) 188,686 shares of Star Common Stock, (ii) 1,182,414 shares of Star Series A Preferred Stock, (iii) warrants immediately exercisable into 49,450 shares of Star Common Stock, (iv) 1,415 restricted stock units each representing the right to receive, at settlement, one share of Common Stock, and (v) 1,720 restricted stock units each representing the right to receive, at settlement, one share of Hudson Preferred Stock.

Summary of the Merger Agreement Shares

On August 22, 2025, Star completed its previously announced acquisition of Star Operating Companies pursuant to Merger Agreement, by and among Star, SOC and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the Effective Time, Merger Sub merged with and into SOC, with SOC continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of Star.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of Common Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Star Common Stock and (ii) each share of Preferred Stock of SOC issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Preferred Stock. As a result of the Merger, former SOC Common Stockholders received approximately 744,291 shares of Star Common Stock for their SOC common shares and former SOC stockholders received approximately 2,690,637 shares of Star Series Preferred Stock. No fractional shares of Star Common Stock were issued in the Merger, and SOC stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

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In connection with the Merger, the selling stockholder received 188,686 shares of Common Stock and 1,182,414 shares of Preferred Stock, which are hereby being offered.

Summary of the Private Placement Shares

On December 8, 2025, the Company entered into a securities exchange agreement with the selling stockholder, pursuant to which the selling stockholder purchased from the Company, 287,631 shares (the “Purchased Shares”) of Company Common Stock, at a purchase price per share of Common Stock of $10.43, equal to the consolidated closing bid price of the Common Stock. In exchange for the Purchased Shares, the selling stockholder transferred 320,855 shares of Company 10.0% Series A Cumulative Perpetual Preferred Stock to the Company.

Selling Stockholder Table

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the Common Stock other than through a public sale. The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholder, and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock and Preferred Stock held by the Selling Stockholder, as of the date of this prospectus, without regard to any limitations on exercise. The third column lists the aggregate number of shares of Common Stock and/or Preferred Stock that the Selling Stockholder may offer pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of his shares in this offering. See “Plan of Distribution” on page 17 of this prospectus. The Selling Stockholder is not a broker-dealer.

All information with respect to the Common Stock and Preferred Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell some or all of the shares of Common Stock and Preferred Stock beneficially owned by him and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock and Preferred Stock, no estimate can be given as to the number of shares of Common Stock and Preferred Stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock and Preferred Stock he beneficially owns after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the shares of Common Stock and Preferred Stock owned beneficially that are covered by this prospectus, but will not sell any other shares of Common Stock and Preferred Stock presently owned

As of March 20, 2026, there were 3,714,547 shares of our Common Stock issued and outstanding.

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As of March 20, 2026, there were 2,369,782 shares of Preferred Stock issued and outstanding.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Preferred Stock Beneficially Owned Prior to the Offering		Shares of Common Stock to be Offered	Shares of Preferred Stock to be Offered	Shares of Common Stock Beneficially Owned After the Offering		Shares of Preferred Stock Beneficially Owned After the Offering
	Number	Percentage (1)	Number	Percentage (1)			Number	Percentage (1)	Number	Percentage (1)
Jeffrey E. Eberwein (2)	1,014,056	27.3%	787,217	33.2%	1,014,056	787,217	0	0%	0	0%

(1)	Percentages are based on: 3,714.547 shares of Common Stock issued and outstanding as of March 20, 2026 and 2,369,782 shares of Preferred Stock issued and outstanding as of March 20, 2026.
(2)	Mr. Eberwein is the Chief Executive Officer and a director of the Company.

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PLAN OF DISTRIBUTION

The selling stockholder of the Shares and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on markets or exchanges on which the Shares are listed or quoted for trading on the date in question, or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	settlement of short trades entered into after the date of this prospectus;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that he does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with and reliance on Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of Common Stock and Preferred Stock offered hereby will be passed upon for us by Baker & Hostetler LLP, New York, New York.

EXPERTS

The financial statements of Star Equity Holdings, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Registration Statement on Form S-3, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.starequity.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 20, 2026;

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, CT 06870, Attn: Corporate Secretary or may be made telephonically at (203) 489-9500.

We maintain a website at www.starequity.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

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1,014,056 shares of Common Stock

787,217 shares of Preferred Stock

PROSPECTUS

March 24, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee and FINRA filing fee.

Expense	Amount
SEC registration fee		$5,841.40
FINRA filing fee
Legal fees and expenses	*$	40,000
Accounting fees and expenses	*$	5,000
Miscellaneous expenses			*
Total	*$	50,841.40

*

The fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Officers and Directors.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the maximum extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated June 15, 2015 (File No. 0-50129)).

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (File No. 001-38704)).

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 10, 2019 (File No. 001-38704)).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as Amended, of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 4, 2025 (File No. 001-38704)).

3.5	Certificate of Designations of the Board of Directors Establishing the Series and Fixing the Relative Rights and Preferences of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 2, 2005 (File No. 0-50129)).

3.6	Certificate of Designation of Series B Junior Participating Preferred Stock of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 15, 2018 (File No. 0-50129)).

3.7	Certificate of Designations, Rights, and Preferences of 10.0% Series A Cumulative Perpetual Preferred Stock of Hudson Global, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 dated July 3, 2025 (File No. 333-288531)).

3.8	Amended and Restated By-laws of Hudson Global, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K dated June 15, 2015 (File No. 0-50129)).

3.9	Amendment to the Amended and Restated Bylaws of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 11, 2025).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10 dated March 14, 2003).

4.2**	Form of Indenture

4.3*	Form of Debt Security

4.4*	Form of Depositary Agreement

4.5*	Form of Subscription Agreement

4.6*	Form of Purchase Contract Agreement

4.7*	Form of Preferred Stock Certificate

4.8*	Form of Warrant Agreement and Warrant Certificate

4.9*	Form of Unit Agreement and Unit Certificate

5.1**	Opinion of Baker & Hostetler LLP

Exhibit Number	Description

23.1**	Consent of Wolf & Company, P.C.

23.2**	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page)

25.1***	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

107**	Filing Fee Table

*	To be filed, if applicable, by amendment or by a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in Town of Old Greenwich, State of Connecticut, on March 24, 2026.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey E. Eberwein and Matthew K. Diamond, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Jeffrey E. Eberwein Jeffrey E. Eberwein	Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2026

/s/ Matthew K. Diamond Matthew K. Diamond	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2026

/s/ Mimi K. Drake Mimi K. Drake	Chairman of the Board of Directors	March 24, 2026

/s/ Connia M. Nelson Connia M. Nelson	Director	March 24, 2026

/s/ Jennifer Palmer Jennifer Palmer	Director	March 24, 2026

/s/ Todd Michael Fruhbeis Todd Michael Fruhbeis	Director	March 24, 2026

Signature	Title	Date

/s/ Louis A. Parks Louis A. Parks	Director	March 24, 2026

/s/ Robert G. Pearse Robert G. Pearse	Director	March 24, 2026